                        Consent of Independent Auditors



We consent to incorporation by reference in the Registration Statement (No. 33-16257), (No. 33-51653), and (No. 33-54689) on Form S-8 of Thomas
Industries Inc. of our report dated February 9, 1995, relating to the consolidated balance sheets of Thomas Industries Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for the years then ended, which report appears in the December 31, 1994, annual report on Form 10-K of Thomas Industries Inc.

Our report refers to a change in the method of accounting for postretirement benefits, income taxes, and certain inventories in 1993.



                                     KPMG PEAT MARWICK LLP
                                     ---------------------
                                     KPMG PEAT MARWICK LLP


March 21, 1995

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-16257) pertaining to the stock option plan, the Registration Statement (Form S-8 No. 33-51653) pertaining to the retirement savings and investment plan, and the Registration Statement (Form S-8 No. 33-54689) pertaining to the nonemployee director stock option plan of Thomas Industries Inc. of our report dated February 11, 1993, with respect to the 1992 consolidated financial statements and related schedule of Thomas Industries Inc. included and/or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                     ERNST & YOUNG LLP
                                     -----------------

March 21, 1995